SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the,
Commission Only (as permitted
by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Universal Security Instruments, Inc.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

UNIVERSAL SECURITY INSTRUMENTS, INC.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on October 28, 2021.

You have previously received a communication informing you of the Internet availability of proxy materials with respect to the 2021 Annual Meeting of Shareholders of Universal Security Instruments, Inc. to be held on October 28, 2021.

Please be advised that the 2021 Annual Meeting of Shareholders has been postponed, and the Notice of Annual Meeting of Shareholders, Proxy Statement, 2021 Voting Proxy, 2021 Annual Report and all other Annual Meeting materials are not available at this time. A further notice will be sent to you at such time as the Board of Directors has re-set the date for the 2021 Annual Meeting of Shareholders and the record date with respect to the meeting, at which time proxy materials will be available.

We apologize for any confusion.